EX-99.d(53)

                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                          JANUS CAPITAL MANAGEMENT, LLC

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and JANUS CAPITAL MANAGEMENT, LLC, a Delaware limited liability corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of April 3, 2002 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Advisor a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

     WHEREAS, the sub advisory fees for the Janus/JNL Aggressive Growth Fund, Janus/JNL Capital Growth Fund, Janus/JNL Balanced, Fund and the Janus/JNL Growth & Income Fund will be amended; and

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 16, 2002, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 16th day of May, 2002.

JACKSON NATIONAL ASSET              JANUS CAPITAL MANAGEMENT, LLC
MANAGEMENT, LLC


By:                                 By:
     -----------------------------     ------------------------------------

Name:    Andrew B. Hopping          Name:
       ---------------------------        ---------------------------------

Title:   President                  Title:
        --------------------------         --------------------------------


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                                   SCHEDULE B
                                  May 16, 2002
                                 (Compensation)

                        Janus/JNL Aggressive Growth Fund

  Average Daily Net Assets                              Annual Rate
  -----------------------------------------------------------------
  $0 to $250 million                                        .50%
  $250 million to $750 million                              .45%
  $750 million to $1.5 billion                              .40%
  Amounts over $1.5 billion                                 .35%

                               Janus Balanced Fund

  Average Daily Net Assets                              Annual Rate
  -----------------------------------------------------------------
  $0 to $250 million                                        .50%
  $250 million to $750 million                              .45%
  $750 million to $1.5 billion                              .40%
  Amounts over $1.5 billion                                 .35%

                          Janus/JNL Capital Growth Fund

  Average Daily Net Assets                              Annual Rate
  -----------------------------------------------------------------
  $0 to $250 million                                        .50%
  $250 million to $750 million                              .45%
  $750 million to $1.5 billion                              .40%
  Amounts over $1.5 billion                                 .35%

                         Janus/JNL Growth & Income Fund

  Average Daily Net Assets                              Annual Rate
  -----------------------------------------------------------------
  $0 to $250 million                                        .50%
  $250 million to $750 million                              .45%
  $750 million to $1.5 billion                              .40%
  Amounts over $1.5 billion                                 .35%


                         Janus/JNL Global Equities Fund

  Average Daily Net Assets                              Annual Rate
  -----------------------------------------------------------------
  $0 to $100 million                                        .55%
  $100 million to $500 million                              .50%
  Amounts over $500 million                                 .45%